EXHIBIT 21


                      AVON PRODUCTS, INC. AND SUBSIDIARIES


Subsidiaries of the Registrant

     Avon Products, Inc. ("Avon"), a New York corporation, consolidates all majority owned subsidiaries. The principal consolidated subsidiaries, all of which are wholly owned by Avon or its wholly owned subsidiaries, except as indicated, are listed below. Included on the list below are subsidiaries which individually are not significant subsidiaries but primarily represent subsidiaries in countries in which the Company has direct selling operations. The names of Avon's other consolidated subsidiaries, which are primarily wholly owned by Avon or its wholly owned subsidiaries, are not listed because all such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                                        Jurisdiction of
                                                        Incorporation or
Subsidiary                                              Organization
-------                                                 ----------------
Cosmeticos Avon S.A.C.I.                                Argentina
Avon Cosmetics (Australia) Pty. Limited                 Australia
Avon Products Pty. Limited                              Australia
Avon Cosmetics Vertriebsgesellschaft m.b.h              Austria
Arlington Limited                                       Bermuda
Avon International (Bermuda) Ltd.                       Bermuda
Stratford Insurance Company, Ltd.                       Bermuda
Avon Holdings Ltd.                                      Bermuda
Productos Avon (Bolivia) Ltda.                          Bolivia
Avon Cosmeticos, Ltda.                                  Brazil
Avon Industrial Ltda.                                   Brazil
Nucleo de Atualizacao Technologica Avon Ltda. (Nata)    Brazil
Avonprev                                                Brazil
Interlagos Investments Inc.                             British VI
Avon Cosmetics Bulgaria Eood                            Bulgaria
Avon Canada, Inc.                                       Canada
Avon Flame Foundation                                   Canada
Cosmeticos Avon S.A.                                    Chile
Avon Products (China) Co. Ltd. (73.845%)                China
Avon Manufacturing (Guangzhou) Ltd. (73.845%)           China
Avon Kosmetika d.o.o.                                   Croatia
Avon Cosmetics, Spolecnosti S. Rucenim Omezenym         Czech Republic
Avon Capital Corporation                                Delaware
Avon International Operations, Inc.                     Delaware
Avon-Lomalinda, Inc.                                    Delaware
Avon (Windsor) Limited                                  Delaware
Manila Manufacturing Company                            Delaware
Surrey Leasing, Limited                                 Delaware
Productos Avon S.A.                                     Dominican Republic
Productos Avon Ecuador S.A.                             Ecuador
Productos Avon, S.A.                                    El Salvador
Avon Eesti AS                                           Estonia
Avon S.A.S.                                             France


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Avon Cosmetics GmbH                                     Germany
Avon Cosmetics (Greece) MEPE                            Greece
Productos Avon de Guatemala, S.A.                       Guatemala
Productos Avon, S.A. DE C.V.                            Honduras
Avon Cosmetics (FEBO) Limited                           Hong Kong
Avon Cosmetics Hungary KFT                              Hungary
Avon Service Center, Inc.                               Illinois
Avon Beauty Products India Private Limited              India
P.T. Avon Indonesia (92%)                               Indonesia
Albee Dublin Finance Company                            Ireland
Avon Limited                                            Ireland
Avon Cosmetics S.p.A.                                   Italy
Avon Products Company Limited (72%)                     Japan
Live and Life Company Limited                           Japan
Avon Cosmetics SIA                                      Latvia
UAB Avon Cosmetics                                      Lithuania
Avon Cosmetics (Malaysia) Sendirian Berhad  (70%)       Malaysia
Beautifont (Malaysia) Sendirian Berhad                  Malaysia
Maximin Corporation Sdn Bhd (70%)                       Malaysia
Avon Cosmetics, S.A. de C.V.                            Mexico
Avonova, S. A. de C.V.                                  Mexico
M.I. Holdings, Inc.                                     Missouri
Avon Cosmetics (Moldova) S.R.L.                         Moldova
Avon Beauty Products, SARL                              Morocco
Avon Americas, Ltd.                                     New York
Avon Overseas Capital Corporation                       New York
Avon Cosmetics Limited                                  New Zealand
Productos Avon de Nicaragua, S.A.                       Nicaragua
Avon Cosmetics A/S                                      Norway
Productos Avon S.A.                                     Panama
Productos Avon S.A                                      Peru
Cosmeticos Aliados S.A.                                 Peru
Avon Cosmetics, Inc.                                    Philippines
Avon Products Mfg., Inc.                                Philippines
Beautifont Products, Inc.                               Philippines
Mirabella Realty Corporation                            Philippines
Avon Cosmetics Polska Sp. zo.o.                         Poland
Avon Operations Polska Sp. zo.o.                        Poland
Avon Cosmeticos, Lda.                                   Portugal
Avon Cosmetics (Romania) SRL                            Romania
Avon Beauty Products Co. (ABPC) Russia                  Russia
Avon Cosmetics Spolecnosti S.R.O.                       Slovak Republic
Avon Kosmetika D.O.O.                                   Slovenia
Justine/Avon (PTY.) Ltd.                                South Africa
Avon Products Limited                                   South Korea
Avon Cosmetics, S.A.                                    Spain
Avon Cosmetics (Taiwan) Ltd.                            Taiwan
Avon Products, Limited                                  Taiwan
Avon Cosmetics (Thailand) Ltd.                          Thailand
California Manufacturing Company Ltd.                   Thailand
Exzacibasi Avon Kosmetik Urunleri                       Turkey
  Sanayi ve Ticaret A.S. (50%) (Joint Venture)
Avon Cosmetics (Ukraine)                                Ukraine
Avon Cosmetics Export Limited                           United
Kingdom
Avon Cosmetics Limited                                  United Kingdom
Avon European Holdings Ltd.                             United Kingdom
Avon Fashions (UK) Limited                              United Kingdom
Avon Cosmetics Ireland Limited                          United Kingdom


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Avon European Financial Services Limited                United Kingdom
Cosmeticos Avon De Uruguay S.A.                         Uruguay
Avon Cosmetics de Venezuela, C.A.                       Venezuela
Avon Cosmetics Yugoslavia D.O.O.                        Yugoslavia


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